Exhibit 32.0

CERTIFICATION SECTION 1350,

In connection with the Quarterly Report of Chicopee Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2008 as filed with the Securities and Exchange Commission (the “Report”), I hereby certify pursuant to 18 U.S.C.§ 1350, as added by § 906 of the Sarbanes-Oxley Act of 2003, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ William J. Wagner
William J. Wagner
President and Chief Executive Officer
November 6, 2008

/s/ W. Guy Ormsby
W. Guy Ormsby
Executive Vice President, Chief Financial Officer and Treasurer
November 6, 2008